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                                                               EXHIBIT 11.1


      Computation of Primary and Fully Diluted Earnings Per Common Share

                                                                   Three Months Ended
EARNINGS
                                                                 6/30/94          6/30/95
                                                                 -------          -------
Net Loss                                                      $  (60,117)       $ (173,691)
Series A Preferred Stock Dividends                               (95,115)          (92,838)
Series B Preferred Stock Dividends                              (117,041)         (116,166)
                                                              -----------       -----------
Pro Forma Loss Applicable
  to Common Stock                                             $ (272,273)       $ (382,695)
                                                              ===========       ===========

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SHARES

Weighted Average Common Shares for
  the period ended                                             6,364,068         8,030,779

Additional Shares Assuming Conversion of:
  Employee Options Exercised                                           0                 0
                                                               ---------         ---------
Pro Forma Shares for Primary Earnings
  Per Common Share                                             6,364,068         8,030,779
                                                               ---------         ---------


Additional Shares Assuming Conversion of:
  Preferred Stock                                                      0                 0
                                                               ---------         ---------


Pro Forma Shares for Fully Diluted
  Earnings per Common Share                                    6,364,068         8,030,779
                                                               =========         =========

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Primary Earnings Per Common Share                                 $  (.04)            $  (.05)
Fully Diluted Earnings Per Common Share                           $  (.04)            $  (.05)


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